Exhibit 99.1

Brightcove Announces Financial Results for Third Quarter 2012

•    Revenue of $22.1 million, up 32% year-over-year

BOSTON, Mass. (November 1, 2012) – Brightcove Inc. (Nasdaq: BCOV), a leading global provider of cloud-based solutions for publishing and distributing professional digital media, today announced financial results for the third quarter ended September 30, 2012.

“We are pleased with our strong third quarter results, which once again exceeded our revenue and profitability guidance,” said Jeremy Allaire, Chairman and Chief Executive Officer of Brightcove. “After pioneering the online video platform market, Brightcove has continued to push the pace of innovation with our expanding suite of cloud-based solutions, including Video Cloud, App Cloud and Zencoder. We believe that we are in the very early stages of a fundamental shift in how digital content is being delivered and consumed. We view this as a significant market opportunity, and Brightcove is focused on leveraging our first mover advantage into continued, long-term market leadership.”

Third Quarter 2012 Financial Highlights:

Revenue: Total revenue for the third quarter of 2012 was $22.1 million, an increase of 32% compared to $16.7 million for the third quarter of 2011. Subscription and support revenue was $21.5 million, an increase of 35% compared with $15.9 million for the third quarter of 2011. Professional services and other revenue was $0.6 million, a decrease compared to $0.8 million for the third quarter of 2011.

Gross Profit: Gross profit for the third quarter of 2012 was $15.1 million, compared to $11.4 million for the third quarter of 2011. Non-GAAP gross profit for the third quarter of 2012 was $15.3 million, representing a year-over-year increase of 34% and a non-GAAP gross margin of 69%.

Operating Loss: Loss from operations was $3.7 million for the third quarter of 2012, compared to a loss of $3.3 million for the third quarter of 2011. Non-GAAP loss from operations, which excludes stock-based compensation expense, the amortization of acquired intangibles and merger-related expenses, was $1.3 million for the third quarter of 2012, an improvement compared to a non-GAAP loss from operations of $2.2 million during the third quarter of 2011.

Net Loss: Net loss attributable to common stockholders was $0.6 million, or $0.02 per basic and diluted share, for the third quarter of 2012. This compares to a net loss attributable to common stockholders of $5.4 million, or $1.09 per basic and diluted share, for the third quarter of 2011.

Non-GAAP net loss attributable to common stockholders, which excludes stock-based compensation expense, the amortization of acquired intangibles, merger-related expenses, merger-related income tax adjustments and the accretion of dividends on redeemable convertible preferred stock, was $1.5 million for the third quarter of 2012, or $0.05 per basic and diluted share, compared to a non-GAAP net loss attributable to common stockholders of $2.9 million for the third quarter of 2011, or $0.59 per basic and diluted share.

Balance Sheet and Cash Flow: As of September 30, 2012, Brightcove had $30.8 million of cash, cash equivalents and investments, a decrease from $58.6 million at June 30, 2012. The decrease in cash was driven primarily by the $27.2 million used for the acquisition of Zencoder.

Brightcove used $5 thousand in cash from operations and invested $1.4 million in capital expenditures, leading to the use of free cash flow of $1.4 million for the third quarter of 2012. Free cash flow was ($5.5) million for the third quarter of 2011.

A reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Third Quarter and Recent Highlights

•	Closed the acquisition of Zencoder, the market-leading cloud based video encoding service and the developer of the Video.js free HTML5 video player.

•

Added 1,370 volume customers, including approximately 1,120 related to Zencoder, and 76 premium customers, including approximately 10 related to Zencoder. New customers added during the quarter include All Nippon Air, Exact Target, Nikon and Yves St. Laurent.

•

Viacom adopted Brightcove cloud services for digital content delivery across platforms and consumer devices and will be using Brightcove player technology across multiple properties for Web and mobile distribution.

•

Announced the introduction of Zencoder Instant Play, which enables on-demand video playback to start just seconds after the file upload process begins, and Live Video Transcoding, which allows content providers to encode a single live stream and have it automatically packaged into a high quality user experience across any form factor, bitrate or internet connection.

•	Announced that Discovery Networks International has selected the Brightcove App Cloud mobile app platform to develop and manage dual-screen catch-up TV services.
•	Recently released a completely new video player for the iOS platform, which delivers unmatched video quality with state of the art advertising, content protection and analytics technology.

Business Outlook

Based on information as of today, November 1, 2012, the Company is issuing the following financial guidance:

Fourth Quarter 2012*: The Company expects revenue to be $22.8 million to $23.3 million, and non-GAAP operating loss to be $1.9 million to $2.2 million. Assuming approximately 27.9 million shares outstanding, Brightcove expects its non-GAAP net loss per basic and diluted share to be $0.07 to $0.08.

Full Year 2012*: The Company expects revenue to be $86.5 million to $87 million, and non-GAAP operating loss to be $7.5 million to $7.8 million. Assuming approximately 24.6 million shares outstanding, Brightcove expects its non-GAAP net loss per basic and diluted share to be $0.35 to $0.36.

*With respect to the Company’s expectations under “Business Outlook” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP net loss per share to GAAP loss from operations and GAAP net loss per share because at this time the Company has not finalized the purchase accounting relating to the acquisition of Zencoder, which could impact the amortization of acquired intangible assets and the merger-related income tax adjustments, which are reconciling items between those Non-GAAP and GAAP measures. Accordingly, a reconciliation to GAAP loss from operations and GAAP net loss per share is not available at this time.

Conference Call Information

Brightcove will host a conference call today, November 1, 2012, at 8:00 a.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. To access the call, dial 877-705-6003 (domestic) or 201-493-6725 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 401417. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ: BCOV), a leading global provider of cloud content services, offers a family of products used to publish and distribute the world’s professional digital media. The company’s products include Video Cloud, the market-leading online video platform, App Cloud, a pioneering content app platform, and Zencoder, a leading cloud-based media processing service and HTML5 video player technology provider. Brightcove has more than 6,100 customers in over 60 countries that rely on Brightcove cloud content services to build and operate media experiences across PCs, smartphones, tablets and connected TVs. For more information, visit http://www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the fourth fiscal quarter of 2012 and the full year of 2012, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses, our limited operating history; expectations regarding the widespread adoption of customer demand for our Video Cloud, App Cloud and Zencoder products; our ability to expand the sales of our products to customers located outside the U.S., keeping up with the rapid technological change required to remain competitive in our industry, our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; and the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in the Company’s final prospectus related to its initial public offering filed pursuant to Rule 424b under the Securities Act with the Securities and Exchange Commission on February 17, 2012, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss attributable to common stockholders and non-GAAP basic and diluted net loss per share attributable to common stockholders. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense, the accretion of dividends on redeemable convertible preferred stock, amortization of acquired intangible assets, merger-related costs and merger-related income tax adjustments. Merger-related costs include fees incurred in connection with closing an acquisition in addition to fees associated with the retention of key employees. Merger-related income tax adjustments include one-time charges or benefits that are incurred in connection with an acquisition. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Kristin Leighton

Brightcove, Inc

kleighton@brightcove.com

617-245-5094

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$16,940	$17,227
Short-term investments	9,778	—
Restricted cash	70	—
Accounts receivable, net of allowance	19,392	14,693
Prepaid expenses and other current assets	3,986	3,334

Total current assets	50,166	35,254
Long-term investments	4,033	—
Property and equipment, net	9,282	6,079
Intangible assets, net	10,816	—
Goodwill	21,924	2,372
Deferred initial public offering costs	—	2,544
Restricted cash	233	233
Other assets	493	856

Total assets	$96,947	$47,338

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$882	$2,026
Accrued expenses	9,316	8,773
Current portion of long-term debt	—	833
Deferred revenue	18,998	13,418

Total current liabilities	29,196	25,050
Deferred revenue, net of current portion	198	354
Long-term debt	—	6,167
Other liabilities	713	77
Redeemable convertible preferred stock warrants	—	424

Total liabilities	30,107	32,072
Redeemable convertible preferred stock	—	120,351
Stockholders’ Equity (Deficit):
Common stock	28	5
Additional-paid-in-capital	165,411	—
Accumulated other comprehensive income	1,084	1,056
Accumulated deficit	(101,213)	(107,254)

Total stockholders’ equity (deficit) attributable to Brightcove Inc.	65,310	(106,193)
Non-controlling interest in consolidated subsidiary	1,530	1,108

Total stockholders’ equity (deficit)	66,840	(105,085)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$96,947	$47,338

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue:
Subscription and support revenue	$21,503	$15,906	$61,057	$42,876
Professional services and other revenue	568	767	2,578	2,151

Total revenue	22,071	16,673	63,635	45,027
Cost of revenue: (1) (2)
Cost of subscription and support revenue	5,822	4,038	16,250	11,077
Cost of professional services and other revenue	1,151	1,237	3,531	3,510

Total cost of revenue	6,973	5,275	19,781	14,587

Gross profit	15,098	11,398	43,854	30,440

Operating expenses: (1) (2)
Research and development	4,771	3,981	13,512	11,179
Sales and marketing	9,429	7,453	28,182	22,825
General and administrative	3,855	3,261	11,766	9,239
Merger-related	756	—	1,235	—

Total operating expenses	18,811	14,695	54,695	43,243

Loss from operations	(3,713)	(3,297)	(10,841)	(12,803)
Other income (expense), net	42	(583)	(494)	(722)

Loss before income taxes and non-controlling interest in consolidated subsidiary	(3,671)	(3,880)	(11,335)	(13,525)
(Benefit from) provision for income taxes	(3,280)	11	(3,222)	94

Consolidated net loss	(391)	(3,891)	(8,113)	(13,619)
Net income attributable to noncontrolling interest in consolidated subsidiary	(220)	(87)	(422)	(232)

Net loss attributable to Brightcove Inc.	(611)	(3,978)	(8,535)	(13,851)
Accretion of dividends on redeemable convertible preferred stock	—	(1,410)	(733)	(4,229)

Net loss attributable to common stockholders	$(611)	$(5,388)	$(9,268)	$(18,080)

Net loss per share attributable to common stockholders—basic and diluted	$(0.02)	$(1.09)	$(0.39)	$(3.73)

Weighted-average shares —basic and diluted	27,479	4,939	23,540	4,844
(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	31	17	86	40
Cost of professional services and other revenue	32	29	79	88
Research and development	191	110	408	287
Sales and marketing	435	238	1,050	793
General and administrative	769	662	2,045	1,879
(2) Amortization of acquired intangible assets included in above line items:
Cost of subscription and support revenue	127	—	127	—
Cost of professional services and other revenue	—	—	—	—
Research and development	5	—	5	—
Sales and marketing	83	—	83	—
General and administrative	—	—	—	—

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
Operating activities	2012	2011
Net loss	$(8,113)	$(13,619)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,109	2,218
Stock-based compensation	3,668	3,087
Deferred income tax benefit	(3,313)	—
Change in fair value of warrants	(28)	139
Provision for reserves on accounts receivable	91	(80)
Amortization of premium on investments	94	—
Amortization of deferred financing costs	44	6
Loss on disposal of equipment	83	40
Loss on sale of investments	—	146
Changes in assets and liabilities:
Accounts receivable	(4,737)	(4,169)
Prepaid expenses and other current assets	(500)	(1,844)
Other assets	321	(1,927)
Accounts payable	(1,051)	876
Accrued expenses	1,055	629
Deferred revenue	5,376	6,249

Net cash used in operating activities	(3,901)	(8,249)

Investing activities
Cash paid for acquisition, net of cash acquired	(27,210)	—
Sales of investments	—	2,732
Purchases of investments	(14,105)	—
Maturities of investments	200	—
Purchases of property and equipment	(6,107)	(3,031)
Capitalization of internal-use software costs	(24)	(288)
Decrease in restricted cash	—	321

Net cash used in investing activities	(47,246)	(266)

Financing activities
Proceeds from exercise of stock options	1,047	219
Borrowings under line of credit	—	2,000
Borrowings under term loan	—	5,000
Repayments under term loan	(7,000)	—
Proceeds from issuance of common stock in connection with initial public offering, net of offering costs	56,762	—

Net cash provided by financing activities	50,809	7,219

Effect of exchange rate changes on cash	51	313

Net decrease in cash and cash equivalents	(287)	(983)
Cash and cash equivalents at beginning of period	17,227	20,341

Cash and cash equivalents at end of period	$16,940	$19,358

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations and GAAP Net Loss to

Non-GAAP Gross Profit, Non-GAAP Loss From Operations and Non-GAAP Net Loss

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
GROSS PROFIT:
GAAP gross profit	$15,098	$11,398	$43,854	$30,440
Stock-based compensation expense	63	46	165	128
Amortization of acquired intangible assets	127	—	127	—

Non-GAAP gross profit	$15,288	$11,444	$44,146	$30,568

LOSS FROM OPERATIONS:
GAAP loss from operations	$(3,713)	$(3,297)	$(10,841)	$(12,803)
Stock-based compensation expense	1,458	1,056	3,668	3,087
Merger-related expenses	756	—	1,235	—
Amortization of acquired intangible assets	215	—	215	—

Non-GAAP loss from operations	$(1,284)	$(2,241)	$(5,723)	$(9,716)

NET LOSS:
GAAP net loss attributable to common stockholders	$(611)	$(5,388)	$(9,268)	$(18,080)
Stock-based compensation expense	1,458	1,056	3,668	3,087
Accretion of dividends on redeemable convertible preferred stock	—	1,410	733	4,229
Merger-related expenses	756	—	1,235	—
Amortization of acquired intangible assets	215	—	215	—
Merger-related tax adjustments	(3,313)	—	(3,313)	—

Non-GAAP net loss attributable to common stockholders	$(1,495)	$(2,922)	$(6,730)	$(10,764)

GAAP basic and diluted net loss per share attributable to common stockholders	$(0.02)	$(1.09)	$(0.39)	$(3.73)

Non-GAAP basic and diluted net loss per share attributable to common stockholders	$(0.05)	$(0.59)	$(0.29)	$(2.22)

Shares used in computing GAAP and Non-GAAP basic and diluted net loss per share attributable to common stockholders	27,479	4,939	23,540	4,844